SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT, made and entered into this 13th day of December, 1995 by and between Bridgewater Resources Corp. ("Subordinating Creditor") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT").

                                   WITNESSETH:

         WHEREAS, Peerless Chain Company ("PCC") (together with its subsidiary Peerless Chain of Iowa, Inc. collectively the "Company") has executed and delivered to Subordinating Creditor its promissory note, dated, December 13, 1995 in the principal amount of $2,500,000 (the "Subordinated Note");

         WHEREAS, Discus Acquisition Corporation (the "Guarantor") has executed and delivered to Subordinating Creditor a guaranty (the "Subordinated Debt Guaranty") of the Company's obligations under the Subordinated Note and secured its obligation under the Subordinated Debt Guaranty by a pledge of, and junior and subordinated lien upon, and security interest in, all of the present and future outstanding common stock of PCC (the "Pledged Stock");

         WHEREAS, Guarantor has also executed and delivered to Subordinating Creditor its promissory note dated December 13, 1995 in the original amount of $1,200,000 (the "Guarantor Note"), which note is secured by a pledge of, and junior and subordinated lien upon, and security interest in, the Pledged Stock;

         WHEREAS, the Company desires to borrow certain sums from CIT pursuant to a certain Financing Agreement ("Financing Agreement"), including, without limitation, the Revolving Loans, Letters of Credit, Term Loans and CAPEX Term Loans (as defined in said Financing Agreement);

         WHEREAS, the Guarantor has executed and delivered to CIT a guaranty (the "Senior Debt Guaranty") of the Senior Debt (as defined below) and secured its obligations under the Senior Debt Guaranty by a pledge of, and a first priority lien upon and security interest in, the Pledged Stock;

         WHEREAS, the extension of credit by CIT to the Company will benefit the Subordinating Creditor;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinating Creditor hereby agrees with CIT as follows:

1. SUBORDINATION. The Subordinating Creditor hereby subordinates and defers the payment (including without limitation in any Insolvency Proceeding) of any and all amounts which may be now or hereafter owing by (a) the Company to the Subordinating Creditor pursuant to the Subordinated Note and (b) the Guarantor to the Subordinating Creditor pursuant to the Guarantor Note, and/or any promissory notes now or hereafter executed and delivered by (i) the Company to the Subordinating Creditor in payment of or as evidence of amounts now or hereafter owing by the Company to the Subordinating Creditor arising pursuant to or in connection with said Subordinated Note and (ii) the Guarantor to the Subordinating Creditor in payment of or as evidence of amounts now or hereafter owing by the Guarantor to the Subordinating Creditor arising pursuant to or in connection with said Guarantor Note (collectively the "Subordinated Debt") to the prior payment and satisfaction in full of any and all Senior Debt which may be now or hereafter owing to CIT by the Company. "Senior Debt", as used herein, shall mean all Obligations (as defined in the Financing Agreement), including, without limitation, any and all now existing and future indebtedness, obligations or liabilities of the Company to CIT, whether direct or indirect, absolute or contingent, secured or unsecured, arising under the Financing Agreement (including, without limitation, all Revolving Loans, Term Loans, CAPEX Term Loans and Letters of Credit thereunder) or any guaranty executed by the Company in favor of CIT, as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including any and all expenses (including reasonable attorneys' fees) incurred in connection therewith and any interest thereon, including, without limitation, any post petition interest accruing on such Senior Debt after the Company becomes subject to an Insolvency Proceeding (whether or not such interest is enforceable against the Company or recoverable against the Company or its bankruptcy estate). Senior Debt shall also include all indebtedness, obligations and liabilities of the Company (i) arising in connection with any advances made to the Company as a debtor-in-possession, or a trustee for the Company under any Insolvency Proceeding and (ii) to repay any amount previously paid by the Company pursuant to the Financing Agreement which amounts have been returned to the Company or to a trustee pursuant to sections 547 or 548 of the Bankruptcy Code.

         "Insolvency Proceeding" shall mean (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization, readjustment, composition or other similar case or proceeding relating to the Company and/or the Guarantor or their assets, (ii) any liquidation, dissolution, reorganization or winding up of the Company and/or the Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings or (iii) any assignment for the benefit of creditors or any other marshalling of the Company's and/or Guarantor's assets.

         2. REPRESENTATIONS AND WARRANTIES. The Subordinating Creditor hereby warrants and represents:

         2.1 That the Company and/or the Guarantor (as the case may be) owes to the Subordinating Creditor, as of the date hereof, the Subordinated Debt; that the Subordinated Debt is not subject to any defense, offset or counterclaim arising in connection with any purchase price adjustment under Section 1.2 of the Stock Purchase Agreement between Guarantor and Subordinating Creditor dated as of November 22, 1995 (herein the "Prohibited Offset") and the Subordinating Creditor will not assert or assent to any Prohibited Offset; that the Subordinating Creditor is the exclusive owner of the Subordinated Debt; that there are, and will be, no guarantees or collateral or security for said Subordinated Debt except the Subordinated Debt Guaranty and the Pledged Stock; and that neither the Subordinated Debt nor any collateral or guarantees therefor is now, nor will be subject to any lien, security interest, guarantees, subordination or assignment except (a) the subordination in favor of CIT hereunder, (b) the junior subordination in favor of the lessor under the Company's lease of its Winona, Minnesota facility, all as more fully set forth in the Subordinated Note (herein the "Winona Lease Subordination) and (c) Permitted Transfers. The Subordinating Creditor further represents, warrants and agrees that the Company is not, and shall not be obligated to Subordinating Creditor with respect to the Guarantor Note and Subordinating Creditor will not assert, and hereby waives and relinquishes any and all claims that it may now or hereafter have against the Company with respect to the Guarantor Note. "Permitted Transfers" as used herein shall mean: (i) any assignment or transfer to an affiliate of the Subordinating Creditor who agrees in writing to be bound by and comply with the terms and provisions of this Subordination Agreement, and
(ii) any assignment, transfer or pledge of, or grant of a lien upon, or security interest in, the Subordinated Debt, provided that with respect to this clause
(ii) (x) the Subordinating Creditor obtains CIT's prior consent thereto (which consent shall not be unreasonably withheld by CIT) and (y) the transferee agrees in writing to be bound by and comply with the terms and provisions of this Subordination Agreement.

         2.2 That until such time as this Subordination Agreement is terminated as herein below provided, except as otherwise specifically permitted in this Subordination Agreement, the Subordinating Creditor will not, directly or indirectly, demand or receive payment of; exchange, or modify (except for modifications permitted under paragraph 12 hereof); request or obtain any additional collateral or security or guarantees for; effect a subordination (other than the Winona Lease Subordination) or transfer to others of (except for Permitted Transfers); grant any security interest in or lien on (except for Permitted Transfers); or assert, or participate in, or bring any sort of action, suit or proceeding (including without limitation bankruptcy or insolvency proceedings) either at law or in equity for the enforcement, collection or realization on: the whole or any part of, the Subordinated Debt.

         2.3  That:

         (a) Subordinating Creditor is a corporation validly existing and in good standing under the laws of Texas;

         (b) Subordinating Creditor has the power, authority and legal right to make, deliver and perform this Subordination Agreement;

         (c) Subordinating Creditor has taken all necessary corporate action to authorize its execution of this Subordination Agreement and no consent of any other party (including, but not limited to, any shareholder or creditor) and no authorization of, notice to, or other act by or in respect of any governmental authority, is required; and

         (d) This Subordination Agreement has been duly authorized, executed and delivered on behalf of the Subordinating Creditor and constitutes a legal, valid and binding obligation of Subordinating Creditor.

         3. INDUCEMENT. This Subordination Agreement is executed as an inducement to CIT to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, and to enter into and continue a financing arrangement with the Company and is executed in consideration of CIT's doing or having done any of the foregoing. The Subordinating Creditor agrees that any of the foregoing shall be done or extended by CIT in its sole discretion and shall be deemed to have been done or extended by CIT in consideration of and in reliance upon the execution of this Subordination Agreement, but that nothing herein shall obligate CIT to do any of the foregoing.

         4. TERMINATION. This Subordination Agreement may be terminated only upon (i) payment and satisfaction in full of all Senior Debt and termination of the Financing Agreement and CIT's obligation to make loans, advances and/or extensions of credit thereunder, or (ii) as of an Anniversary Date, as defined in the Financing Agreement, and then only upon actual receipt by an officer of CIT of at least one hundred and twenty (120) days prior written notice of termination sent by registered or certified mail; provided, however, that in the event of termination of this Subordination Agreement, the Subordinating Creditor, shall remain bound hereunder, and this Subordination Agreement shall continue in full force and effect with respect to any and all Senior Debt created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Senior Debt. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Senior Debt owing to CIT by the Company.

         5. RIGHTS IN INSOLVENCY PROCEEDINGS. The Subordinating Creditor irrevocably authorizes and empowers CIT in any Insolvency Proceeding involving or relating to the Subordinated Debt to file a proof of claim in behalf of the Subordinating Creditor with respect to the Subordinated Debt if the Subordinating Creditor fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Subordinating Creditor shall provide to CIT all information and documents necessary to present claims or seek enforcement as aforesaid. The Subordinating Creditor agrees that while it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceeding relative to the Company and/or the Guarantor (as the case may be) (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Subordinating Creditor shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Financing Agreement, or the liens and security interests to the extent granted to CIT with respect to the Senior Debt, (ii) the rights and duties of CIT established in the Financing Agreement or any security documents with respect to such liens and security interests, or (iii) the validity or enforceability of this Subordination Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt. CIT agrees that while it shall retain the right to vote its Senior Debt and otherwise act in any such reorganization proceeding relative to the Company and/or the Guarantor (as the case may be) (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization arrangement, composition or extension), CIT shall not take any action or vote in any way so as to contest the enforceability of this Subordination Agreement, the Subordinated Note or any other agreement or instrument to the extent evidencing or relating to Subordinated Debt.

         6. NO LIABILITY; OVERPAYMENT. CIT shall in no event be liable for any failure to prove the Subordinated Debt; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon or for failure to take any affirmative action in connection therewith. If any dividends or payments received by CIT on the Subordinated Debt, when added to the dividends received directly by CIT on the Senior Debt, shall exceed the total Senior Debt, CIT agrees to pay the excess to the Subordinating Creditor.

         7. ARRANGEMENTS WITH THE COMPANY. It is agreed that CIT may enter into any agreement or arrangements with respect to the Financing Agreement and any amendments thereto, with the Company and/or the Guarantor as CIT may deem proper; extend the time for payment of and/or renew any or all Senior Debt; surrender any security, collateral or guarantees underlying all or any of such Senior Debt, and make any settlements and compromises thereof; all without notice to or consent from the Subordinating Creditor and without in any way impairing or affecting this Subordination Agreement thereby.

         8. PAYMENTS TO THE SUBORDINATING CREDITOR. (a) Subject to the provisions of subparagraph (b) hereof, should any payment with respect to the Subordinated Debt be received by the Subordinating Creditor in any form and from any source whatsoever (including, without limitation, any payment or distribution of collateral security (if any ) or the proceeds of any such collateral security) prior to the satisfaction in full of all of the Senior Debt, the Subordinating Creditor shall immediately deliver to CIT any monies, securities or other property received by it, or its equivalent in cash, with proper endorsements or assignments, if necessary; and pending such delivery the Subordinating Creditor shall hold such monies, securities or other property as trustee for the account of CIT; and

         (b) Notwithstanding anything to the contrary stated herein, (x) the Company may make payments of (i) interest when due, strictly in accordance with the terms and provisions of the Subordinated Note as in effect on the date hereof, and (ii) principal in full commencing on December 13, 1998 to the Subordinating Creditor under and strictly in accordance with the Subordinated Note as in effect on the date hereof, and (y) the Guarantor may make payments of
(i) interest when due, strictly in accordance with the terms and provisions of the Guarantor Note as in effect on the date hereof, and (ii) principal in full commencing on December 13, 1998 to the Subordinating Creditor under and strictly in accordance with the Guarantor Note as in effect on the date hereof, all without prepayment or acceleration of the Subordinated Debt, and the Subordinating Creditor may demand, receive and retain said payments unless CIT has notified the Subordinating Creditor in writing that an Event of Default has occurred under the Financing Agreement (a "Suspension Notice"). Upon receipt of a Suspension Notice, and at all times thereafter during the applicable Suspension Period (as defined herein), (i) the Subordinating Creditor may not take, demand, receive or accelerate any payment of the Subordinated Debt and the Company and/or the Guarantor shall not give, make or permit any such payment and
(ii) the Subordinating Creditor shall not assert, participate in or bring any sort of action, suit or proceeding (including without limitation any Insolvency Proceeding) either at law or in equity for the enforcement, collection or realization of all, or any part of, the Subordinated Debt (herein "Commence Legal Action"). In the event CIT determines that the Event of Default has been cured to its satisfaction, CIT shall so notify the Subordinating Creditor and the Company and the Guarantor in writing and the suspended payments may resume. Such resumed payments shall be subject to all of the terms and provisions of this Subordination Agreement. Upon the expiration of an applicable Suspension Period, unless (A) CIT has prior to such expiration given a notice of acceleration to the Company and/or the Guarantor with respect to the Senior Debt and is pursuing remedies against the Company and/or the Guarantor or the Collateral (as defined in the Financing Agreement), or (B) the Company and/or the Guarantor has paid to the Subordinating Creditor all installments of principal and interest that would have been due (without acceleration) during such Suspension Period, the Subordinating Creditor may accelerate the Subordinated Debt and Commence Legal Action. However, notwithstanding the foregoing, should any Insolvency Proceeding occur at any time, the Subordinated Debt shall be subordinated to the prior payment of all Senior Debt in accordance with paragraph 1 hereof, and the aforesaid provisions of subparagraph (a) of this paragraph. Notwithstanding any provision to the contrary contained herein the principal amount of the Guarantor Note may be paid from the proceeds of additional common stock issued by the Guarantor hereafter.

         (c) "Suspension Period" shall mean a period equal to 180 consecutive days. With respect to Suspension Notice(s), it is hereby understood and agreed that:

         (i) there shall be no limit of the number of Suspension Notices which CIT may give;

         (ii) CIT shall not be entitled to give successive Suspension Notices based on a continuing Event of Default under the Financing Agreement, which Event of Default was the basis for a prior Suspension Notice; and

         (iii) nothing contained herein shall prohibit CIT from giving successive Suspension Notices based upon an Event of Default under the Financing Agreement other than the Event of Default which was the basis for any prior Suspension Notice or any other Event of Default of which CIT had actual knowledge at the time it gave such prior Suspension Notice.

         (d) In the event that as a result of an avoidance action under the Bankruptcy Code (including, but not necessarily limited to, any action under Sections 544, 545, 547, 548, 549 and/or 550), the Subordinating Creditor is required to return to the Company and/or the Guarantor or their bankruptcy estate any payment received by the Subordinating Creditor and paid over to CIT pursuant to Section 8(a), thereupon CIT shall pay back to the Subordinating Creditor such amount paid over to CIT, provided that such amount is returned to the Company and/or the Guarantor and/or its bankruptcy estate as aforesaid.

         9.   ACCELERATION RIGHTS AND REMEDIES

         (a) The Subordinating Creditor shall have no right to accelerate the Subordinated Debt or Commence Legal Action to enforce collection of all, or any part of, the Subordinated Debt, except as otherwise provided in paragraph (b) below and except that the Subordinating Creditor may accelerate and Commence Legal Action in the event that:

         (i) the Company and/or the Guarantor (as the case may be) commences or has commenced against it (other than by the Subordinating Creditor) an Insolvency Proceeding, provided that any such involuntary Insolvency Proceeding which is commenced against the Company and/or the Guarantor (as the case may be) is not dismissed or discharged within 60 days after commencement thereof and provided further that the Subordinating Creditor may accelerate only against the entity which is the subject of any such Insolvency Proceeding; or

         (ii) the applicable Suspension Period expires and neither of the conditions specified in clauses (A) or (B) of subparagraph (b) of paragraph 8 hereof have occurred;

         provided, however that any amount received by the Subordinating Creditor as a result of any acceleration permitted above, prior to payment in full of the Senior Debt, shall be held in trust and paid to CIT in accordance with the provisions of this Subordination Agreement.

         (b) The Subordinating Creditor shall have no right to Commence Legal Action for enforcement or collection of all, or any part of, the Subordinated Debt, except that, in the event (i) the Company or the Guarantor defaults in payment of any installment of interest or principal due the Subordinating Creditor under the Subordinated Note or the Guaranty Note, respectively and permitted by the terms of this Subordination Agreement, (ii) the Subordinating Creditor notifies CIT of such default in payment and (iii) CIT does not send a Suspension Notice to the Subordinating Creditor within 30 days after CIT's receipt of such notice from the Subordinating Creditor, the Subordinating Creditor may Commence Legal Action to enforce collection of the defaulted installment from the Company or the Guarantor (as the case may be) (without any acceleration of the Subordinated Debt), provided, however, that the Subordinating Creditor may not participate in the commencement of any involuntary Insolvency Proceeding against the Company and/or the Guarantor.

         10. ACTION AGAINST. If the Subordinating Creditor in violation of this Subordination Agreement shall assert or bring any action, suit or proceeding against the Company or the Guarantor, the Company and/or the Guarantor may interpose as a defense or dilatory plea the making of this Subordination Agreement, and CIT is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in Company's or the Guarantor's name. If the Subordinating Creditor shall attempt to enforce, collect or realize upon any Subordinated Debt or, any collateral, security or guarantees (if any), securing the Subordinated Debt in violation of this Subordination Agreement, the Company and/or the Guarantor may, by virtue of this Subordination Agreement, restrain any such enforcement, collection or realization, or upon failure to do so, CIT may restrain any such enforcement, collection or realization, either in its own name or in the name of the Company and/or the Guarantor.

         11. ENDORSEMENT OF NOTE; OTHER DOCUMENTS. The Subordinating Creditor agrees to mark the Subordinated Note evidencing the Subordinated Debt with a notation in substantially the following form:

         "This Note is subject to the terms and provisions of Subordination Agreement executed by the Payee in favor of The CIT Group/Business Credit, Inc.",

and to deliver proof of such notation to CIT. In the event CIT requires the possession of the Subordinated Note in order to present claims or seek enforcement against the Company and/or the Guarantor for payment of the Subordinated Note in accordance with the provisions of this Subordination Agreement, the Subordinating Creditor agrees to endorse and deliver the Subordinated Note to CIT.

         12. MODIFICATIONS TO THE SUBORDINATED NOTE. Without obtaining the prior written consent of CIT, the Subordinated Note or the Guarantor Note shall not be amended for (i) any increase in the rate of interest charged thereunder, (ii) any increase in the principal amount thereof or any installment due thereunder,
(iii) any change of the maturity date of any payment for principal or interest which would have the effect of accelerating payment thereof, (iv) amendment of the form or method of payment, (v) the granting or obtaining of any collateral security or obtaining any lien in any collateral, (vi) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Company and/or the Guarantor, or (vii) any other amendment which would have a material adverse effect on the operations of the Company or the Guarantor, CIT's security interest in the Collateral or CIT's Senior Debt.

         13. NO IMPAIRMENT OF OBLIGATION. Subject to all of CIT's rights as expressly provided in this Subordination Agreement, nothing contained in this Subordination Agreement shall impair, as between the Company and/or the Guarantor (as the case may be) and the Subordinating Creditor, the obligation of the Company and/or the Guarantor (as the case may be), which is unconditional and absolute, to pay the Subordinated Debt to the Subordinating Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms or prevent the Subordinating Creditor, upon any default under the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law.

         14. SUBROGATION. Until such time as all Senior Debt is paid in full and this Subordination Agreement is terminated as herein provided the Subordinating Creditor shall not assert or be entitled to any subrogation rights. Subject to the prior sentence, if any payment or distribution to which the Subordinating Creditor would otherwise have been entitled (but for the provisions of this Subordination Agreement) shall have been turned over to CIT or otherwise applied to the payment of the Senior Debt pursuant to the provisions of this Subordination Agreement, then the Subordinating Creditor shall be entitled to receive from CIT any payments or distributions received by CIT in excess of the amount sufficient to pay all Senior Debt in full, and upon such payment in full of the Senior Debt shall be subrogated (without any representation by, or any recourse whatsoever to CIT) to all rights of CIT to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. For purposes of the Subordinating Creditor's subrogation rights hereunder, payments to CIT with respect to the Senior Debt which the Subordinating Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Subordination Agreement shall not, as between the Company and/or the Guarantor (as the case may be), its creditors (other than CIT) and the Subordinating Creditor, be deemed payments with respect to the Senior Debt except, at the Subordinating Creditor's option, to the extent Subordinating Creditor has lost its subrogation rights with respect to any such payment as a result of any action by CIT. CIT makes absolutely no representation or warranty whatsoever in connection with such rights or Senior Debt, including without limitation any representation or warranty as to the enforceability of the Financing Agreement, the Senior Debt, or any lien upon Collateral therefor, or the collectibility of said Senior Debt.

         15. GUARANTIES AND PLEDGED STOCK. (a) The Subordinating Creditor hereby:

         (i) subordinates and defers the payment of any and all amounts which may be now or hereafter owing by the Guarantor to Subordinating Creditor pursuant to the Subordinated Debt Guaranty to the prior payment and satisfaction in full of the obligations of the Guarantor to CIT arising under or pursuant to the Senior Debt Guaranty to the same extent and in the same manner as the Subordinated Debt is subordinated to the Senior Debt herein;

         (ii) subordinates its lien upon, and security interest in, the Pledged Stock (whether such Pledged Stock secures the Subordinated Debt Guaranty or the Guarantor Note) to CIT's first and prior lien upon, and security interest in, such Pledged Stock;

         (iii) agrees and confirms that until all Senior Debt has been paid in full, it shall not:

         (x) foreclose its junior and subordinate lien upon and security interest in, the Pledged Stock; or

         (y) take any other action or institute any other proceedings with respect to the Pledged Stock; or

         (z) exercise any other right or assert any other claim with respect to the Pledged Stock.

(b) CIT hereby acknowledges and agrees that, subject to its first and prior lien upon, and security interest in, the Pledged Stock, it is holding, and will continue to hold, the Pledged Stock as bailee for the benefit of Subordinating Creditor for the sole purpose of enabling the Subordinating Creditor to perfect its lien on such Pledged Stock. Subordinating Creditor further agrees that:

         (i) CIT shall have no duty to Subordinating Creditor in connection with such bailment arrangement except to exercise reasonable care with respect to the safekeeping of such Pledge Stock, all subject to, and in accordance with, CIT's normal business practices; and

         (ii) CIT shall not incur any liability whatsoever to Subordinating Creditor for any loss or damage now or hereafter arising under or in connection with this bailment arrangement except to the extent such loss or damage arises solely from CIT's willful misconduct, and Subordinating Creditor hereby indemnifies CIT (and its officers and directors) from and against any and all claims, actions, suits, losses, damages, costs, liabilities and expenses (including reasonable attorney's fees) arising out of or in any way relating to this bailment arrangement, provided that CIT shall not be so indemnified for its willful misconduct.

CIT agrees that upon termination of the Financing Agreement and full, final and indefeasible payment of all Senior Debt, it will deliver the Pledged Stock to the Subordinating Creditor.

         16. ENTIRE AGREEMENT. This Subordination Agreement embodies the whole agreement of the parties and may not be modified except in writing. CIT's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other non-observance by the Subordinating Creditor of the terms and provisions of this Subordination Agreement shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Subordinating Creditor hereunder.

         17. WAIVER OF NOTICE. The Subordinating Creditor hereby waives any and all demands, presentments or notices (other than notices specifically provided for in this Subordination Agreement) to which it might otherwise be entitled (including, without limitation, any and all notice of the creation or accrual of any Senior Debt; of any extension, modification, or renewal of any of said Senior Debt, and of CIT's reliance on this Subordination Agreement).

         18. NOTICES All notices and other communications hereunder shall be in writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight carrier, or when deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

         If to the Subordinating Creditor:

         Bridgewater Resources Corp.
         c/o BRC Management Corp.
         1801 Century Park East, Suite 1101
         Los Angeles, CA  90067
         Attention:  Lori Poulos
         Fax#:  (310) 552-3446

         If to the Company and/or Guarantor:

         Peerless Chain company
         1416 East Sanburn Street
         Winona, MN  55987-5349
         Attention: John C. van Osnabrugge
         Fax#  (507) 457-9241

         Discus Acquisition Corporation
         2430 Metropolitan Center
         333 S. Hope Street
         Minneapolis, MN  55402
         Attention:  William Spell
         Fax# (612) 371-9651

         If to CIT:

         The CIT Group/Business Credit, Inc.
         10 South LaSalle Street
         Chicago, IL 60603
         Attention: Michael Egan, Vice President and Regional Manager Fax# (312) 443-0139


         19. GENERAL PROVISIONS. When used in this Subordination Agreement all pronouns shall, wherever applicable, be deemed to include the plural as well as the masculine and feminine gender. This Subordination Agreement: shall inure to the benefit of CIT, its successors and assigns and any parent, subsidiary or affiliate of CIT; shall be binding upon the respective successors and assigns of the Subordinating Creditor; and shall pertain to the Company, the Guarantor and their respective successors and assigns. This Subordination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same document.

         20. CHOICE OF LAW. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subordination Agreement effective as of the date above set forth.

                                       BRIDGEWATER RESOURCES CORP.

                                       By Lori J. Poulos
                                       Title: CEO

                                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                       By Michael Egan
                                       Title: Vice President



         The undersigned, the Company and the Guarantor referred to in the foregoing Subordination Agreement, hereby agree to comply with all of the terms and provisions of said Subordination Agreement in all respects. In the event of a breach by either the Company, the Guarantor or Subordinating Creditor in the performance of any of the terms of the said Subordination Agreement, all of said Senior Debt shall, without notice or demand, become immediately due and payable. The Company and the Guarantor hereby covenant that they will not (except as otherwise provided in the Subordination Agreement) make any payment on account of, recognize any assignment or transfer of, nor give any additional security for, the Subordinated Debt while said Subordination Agreement is in effect or until CIT's Senior Debt has been satisfied in full and said Subordination Agreement is terminated as herein provided.

                                          PEERLESS CHAIN COMPANY


                                          By William H. Spell
                                          Title: Chairman


                                          PEERLESS CHAIN OF IOWA, INC.


                                          By William H. Spell
                                          Title: Chairman

                                          DISCUS ACQUISITION CORPORATION


                                          By William H. Spell
                                          Title: CEO